September 14, 1999

Dennis Berardi
Trilogy International
526 S. E. Dixie Hwy.
Stuart, FL  34994

Re: Contract, Proposal

Dear Dennis,

Here are the prices for the Webpage Genie(tm) Distributor Replicator Web Sites and Monthly Minimum Licensing/Maintenance Fees to accomplish what we have discussed.

Setup Fees:

Waived for first 90 days, after 90 days we will split what Trilogy is charging the Field Rep for a Setup Fee 50/50. See details below. Webpage Genie(tm) Distributor Replicator Web Sites By Distributed Websites Corp.

( Initial Fee for setting up Trilogy's Graphics etc.)
Initial Up Front Total                                      $ 3,500.00
* Note1 See Notes below for details

Monthly Minimum Licensing/Maintenance Fees:

Monthly Minimum Licensing/Maintenance                       $     4.00ea.
         (due ea. month billed directly to Trilogy )
* Note 2 See Notes below for details

NOTES:

1. Setup Fees

As we discussed Trilogy will pay a $3,500 up Initial Fee. This includes setting up Trilogy's Graphics and preparation of the Webpage Genie(tm) to link with Trilogy's Corporate Site and all set up, programming or other fees from Genesis or third party suppliers associated with establishing Trilogy's Replicator Sites.

All set-up fees will be waived for the first 90 days effective from the date the Trilogy e-commerce site is fully functional and Field Representatives are able to sign up for, and use, their replicator sites. After that period, Trilogy can charge whatever Initial Setup Fee they determine, Genesis would get no less than $7.00 Initial Setup Fee for each site following the 90 day period as described above on going for the term of this Agreement.

Monthly Minimum Licensing/Maintenance Fees

On the Monthly Minimum Licensing/Maintenance Fees, Genesis will charge Trilogy $4.00 per month up to 10,000 licenses. In other words should the number of Replicator Sites exceed 10,000 then Genesis will only charge Trilogy for 10,000 Replicator sites per month. Trilogy is free to charge whatever monthly fee it may establish.

The Monthly Minimum Licensing/Maintenance Fees would be no less than $800.00 per month for the term of this Agreement.

Delivery Schedule

All of the above assumptions are based on fully functional and operational/marketable Replicator Sites being available to Trilogy no later than September 17 with Trilogy providing appropriate graphics similar to those being provided for the web site construction. Any delays as to the signing and implementation of this agreement would be adjusted by the number of days of the delays accordingly. Keeping in mind that the time of implementation is based on information and graphics furnished to Genesis by Trilogy.

Invoicing

Genesis Consulting will track each Replicator site sold and invoice Trilogy monthly for the Monthly Minimum Licensing/Maintenance Fees and the Initial Setup Fees. Should a Field Rep not pay Trilogy for the Monthly Minimum Licensing/Maintenance Fees and/or the Initial Setup Fees then it will be Trilogy's responsibility to notify Genesis so that Genesis can deactivate the Replicator Site(s) not paid for. Genesis will not invoice Trilogy for these deactivated Sites as long as Genesis has received notice within one week of Trilogy invoicing the Field Rep's. Genesis will invoice monthly and our Terms are: Invoice is Due Upon Receipt, we do not run accounts receivable.

Term of Agreement

This Agreement shall be for a period of not less than 1 year (12 months) from the signed date of this Agreement. This Agreement shall automatically renew for a term of 12 months on the Anniversary Date 12 months from the signed date of this Agreement unless Trilogy gives Genesis written notice of termination within 60 Days prior to the renewal date.

Confidentiality

Distributed Websites Corporation and Genesis both agree to treat all Graphics and Confidential Information furnished by Trilogy as proprietary information belonging to Trilogy.

In addition, future needs to reach your projected goals can be addressed at the proper time based on the company's growth and requirements.

I have also included our Standard Terms & Conditions as an article of this proposal, should you have any questions please feel free to call me.

Sincerely,

Dennis R. Ashe
Dennis R. Ashe
President/CEO

Replicator Sites Proposal for
Trilogy International
September 14, 1999

I.     Other Services provided

II.    Implementation Plan and schedule

III.   Fees and payment schedule

IV.   Mutual Responsibilities and Other Issues

Appendices

1.  Standard terms and conditions
2.  Acceptance criteria

I.  Other Services provided

In addition to the software, we would provide the following services at our standard and or training rate:

1.  Installation of software provided by Genesis. (Included Above)

2. Training in the use of the software written by Distributed Websites Corp. (Included Above) 3. Custom programming of new applications at our standard Hourly Rate. 4. Management consulting on design of additional information processing requirements.

II.  Implementation Plan and schedule

The implementation plan is as follows:

1.  Commitment

Signing of agreement and placement of order.

2. Phase I - Within 1 day from commitment date

Completion of Programming Specifications for Distributed Websites Corp.

3. Phase II - Within 1-2 days from commitment date

Implementation of Web Genie Replicator Sites, for Installation and Setup on Trilogy's Web Server.

III.  Fees and payment schedule

The prices shown above are exclusive of freight and any applicable Sales Tax.

A one time up front Initial Fee of $3,500.00. After the 90 day Waived Setup Fee period each additional site will be billed monthly according to terms shown above.

Monthly Minimum Licensing/Maintenance Fees $4.00 per month per site up to a cap of 10,000 as shown above. These Fees will also be invoiced monthly as shown above.

Our standard rate is $125.00 per hour for System Design, Network Engineering, trouble shooting, Perl Implementation on Trilogy's Server and $125.00 per hour for programming. Unless included above, all On-Site Consulting, Training and Installation is at the rate of $1000.00 per day. Support is at the rate of $125.00 per hour with a $45.00 minimum payable by Credit Card or Phone Check.

All training and other services will be billed when performed and due upon receipt, we do not run Accounts Receivable.

All reasonable and customary out of pocket expense incurred by Genesis Consulting, such as travel and lodging shall be reimbursed upon presentation of invoice.

IV.  Mutual Responsibilities and Other Issues
         A.  Statement of mutual responsibilities

It is understood that the Client is responsible for the following:

1.  Adequate backups of data and programs.
2.  Making personnel available for training.
3.  Proper Computer Equipment, to run the Application and supporting Software.

Genesis Consulting is responsible for the following:

1. Ordering and delivery of all applicable equipment and programs selected above.

2.  Installation of programs at client site (included in quote above).

3.  Training of client personnel (on Genesis Products, included in quote above).

         B.  Acceptance Criteria
         C.  Standard Terms and conditions

The above proposal is valid until September 30, 1999.

If you would like to proceed with the system purchase, please sign below:

An Initial up Front Setup Fee of $3,500.00 is enclosed.

BY:

----------------------------
for Trilogy

----------------------------
Date

STANDARD TERMS AND CONDITIONS

The following terms and conditions apply to all products and services provided to Trilogy, hereinafter referred to as "Company", with offices at 526 S. E. Dixie Hwy. Stuart, FL 34994, by Genesis Consulting, hereinafter referred to as "Consultant" with offices at 6503 Hixson Pike Suite H Chattanooga, TN 37343.

PROPOSAL AND FUNCTIONAL SPECIFICATIONS

1. Ownership

The proposal and the functional specifications included therein represent the application of Consultant's proprietary expertise and knowledge, and have been developed as a result of substantial effort. These documents shall be considered to be confidential property of Consultant, and must be returned on demand. While in possession of Company, they may not be reproduced in any form or provided to a third party without written consent by Consultant.

CUSTOM PROGRAMMING AND MODIFICATIONS

1. Detailed specifications

Any Detail Specification provided by Consultant to Company shall include the following, as appropriate to the nature of the modifications or programs required:

          a. General systems flow charts and  descriptions;
          b. Input and output forms,  layouts  and  designs;
          c. File  layouts;
          d. Visual  display terminal layouts;
          e. Hardware and system software requirements ("system configuration");
          f. Coding and numbering schemes; and
          g. Processing rules.

The Detail Specification shall be provided to Company within the time frame specified in the Proposal planning and implementation schedule. Company shall review the Detail Specification and Company and Consultant shall mutually agree to any revisions which are to be made to the Detail Specification within the time frame specified in the Planning and Implementation Schedule.

Consultant shall modify the Detail Specification as required by such revisions, if any, and Consultant shall sign and deliver to Company the final version of the Detail Specification. Company shall accept and sign the final version of the Detail Specification within 15 days from delivery and the Detail Specifications shall be incorporated by reference in this agreement. Payment shall be made as set forth in accordance with Consultant's standard terms and conditions as specified below and as indicated in the Payment and Implementation Schedule agreed to by Company and Consultant.

Company understands that the process of developing a Detail Specification and agreeing on any revisions thereto may alter the scope of the software development effort. Consultant, therefore, reserves the right to amend all prior estimates and quotes of price, delivery times and system configuration required as a result of the development of the Detail Specification and as a result of any revisions thereto. At the time of delivery to Company of such final version, Consultant shall furnish Company with such amended prices, delivery times and system configuration for the software development as defined by such final version.

Any subsequent changes to the final version of the Detail Specification, together with any additional costs or adjustments in delivery times or system configuration, shall be by mutual agreement and set forth in a written Change Order. Such Change Orders shall be signed by a duly authorized representative of each party, and shall be incorporated by reference herein.

In the event that the parties are unable for any reason to agree on the initial Detail Specification, revisions thereto, the final version of the Detail Specification, or any corresponding amendments in price, delivery times, or system configuration within the time frames set forth above, this Agreement shall terminate and Company shall pay Consultant for the services rendered by Consultant's employees based on Consultant's then prevailing hourly billing rates for such employees, and Company shall reimburse Consultant for Consultant's out-of-pocket expenses.

The Detail Specification and accompanying written material developed by Consultant for Company shall belong to Company upon payment to Consultant of the amounts due it under this Agreement for said material. The parties agree that Consultant shall not be precluded from using and disclosing for any purpose the ideas, concepts, systems designs, programs, techniques and written descriptions thereof contained in the Detail Specification and accompanying written material in any manner whatsoever.

2.  Acceptance

A "Software Agreement Plan" (hereinafter the "Plan") describing in writing the acceptance test procedures for each software product deliverable shall be included with the Detail Specification initially delivered to Company by Consultant. Company and Consultant shall review and finalize the Plan in the same manner as set forth herein for the Detail Specification, and the final version of the Plan shall be signed by a duly authorized representative of each party and incorporated by reference herein. The Plan shall set forth each party's obligations with regard to the equipment, facilities and personnel availability, test files and test data.

Consultant shall notify Company of the completion of each software product deliverable. Company shall conduct the applicable acceptance test as set forth in the Plan within the time frame set forth in the Plan. Acceptance shall occur upon the successful completion of the applicable acceptance test. If such testing is delayed by Company for 15 days or as otherwise agreed to in writing by both parties, then acceptance shall be deemed to have occurred for that software product deliverable. In the event that an acceptance test is not successfully completed, then the Consultant shall have 30 days to correct the software and repeat the test until the test is successfully completed. If Company refuses to complete the acceptance test within the period of time stated immediately above, and provided further that Consultant has not unreasonably refused to make any corrections to the software that are necessary in order to successfully complete the acceptance test set forth in the Plan, then this Agreement shall terminate, all amounts paid Consultant by Company shall be non-refundable, all material including software delivered to Company (and all copies thereof) shall be returned to Consultant, all software licenses shall terminate, and the rights, obligations and liabilities of each party shall cease.

3.  Delivery

At the time specified in the applicable "Project Delivery Schedule", Consultant shall deliver to Company one copy of the binary code for the software in machine readable form compatible with the system configuration specified in the Detail Specification. If the computer products specified the such system configuration are operational at Company's site at the time of delivery, Consultant shall load the software as well.

4.  Documentation

At the time of delivery to Company of the final version of the Detail Specification, Company and Consultant shall mutually agree to the contents and description of the documentation to be furnished Company hereunder, and the same shall be set forth in a writing entitled "Documentation Description" signed by both parties, and incorporated herein by reference. At the time designated for software delivery, or at the time of training, if required therefor, Consultant shall provide to Company one copy of said copyrighted software documentation. Company may copy said documentation, in whole or in part, for its internal purposes with the proper inclusion of Consultant's copyright notice.

5.  Training

At the time of delivery to Company of the final version of the Detail Specification, Company and Consultant shall mutually agree to an outline of the training to be provided, and shall also specify any training, materials, dates, duration, site, number of participants and their qualifications. The same shall be set forth in a document entitled "Training Description", signed by both parties, and incorporated herein by reference.

6. Software License Any licensed software provided hereunder, including any subsequent improvements or updates, and any parts thereof, may only be used on the single CPU or Network on which the software is first installed, and may only be copied, in whole or in part, for use on such CPU or Network. In the event that an equipment malfunction occurs in the above single CPU or Network causing the software to become inoperable on such single CPU or Network, the software (or copies thereof) may be used on another single CPU or Network on a temporary basis during such malfunction. Company shall not provide, or otherwise make available, the software or any part or copies thereof in any form to any third party (except Company's employees or agents directly concerned with Company's licensed use of the software); and Company shall only use such software to process its own business records. No title to or ownership of the software or any parts thereof is transferred to the Company. Consultant shall have the right to terminate (i) any software license for which the license fee has not been paid, and (ii) any or all of the software licenses granted hereunder if Company fails to comply with these license terms and conditions. Company agrees, upon notice of such termination, to immediately return or destroy the software and documentation provided under such terminated licenses and all portions and copies thereof.

7.  Warranty

Consultant hereby warrants that the software furnished to Company hereunder shall perform in accordance with the Detail Specification for a period of 90 days from the date of delivery. Consultant's sole obligation under this warranty shall be to remedy any non-conformance to the Detail Specification as soon as is reasonably possible after receipt by Consultant of written notice of such non-conformance from Company at no charge to the Company. Company shall reimburse Consultant on a time and materials basis for any warranty claim which upon investigation Consultant determines is not due to non-conformance of the software to the Detail Specification.

The above warranty shall not apply if Company modifies the software without consultation with consultant or misuses the software. The above warranty shall also not apply if Company fails to maintain the proper environmental conditions for the computer products on which the software is operating, or if the software is operating on a CPU other than that on which the software was first installed.

Except for the express warranties stated above or on the face hereof, consultant disclaims all warranties on products furnished hereunder, including all implied warranties of merchantability and fitness; and the stated express warranties are in lieu of all obligations or liabilities on the part of Consultant for damages, including but not limited to special, indirect or consequential damages arising out of or in connection with the use or performance of the products.

THIRD PARTY PRODUCTS

Third party products are defined as products purchased by Consultant from third parties on behalf of Company. The specific products purchased are defined in the Proposal and Functional or Detailed Specifications.

1.  Delivery and Installation

Delivery will be made F.O.B. Third Party's plant with shipping charges to be paid by Company. Risk of loss shall pass to Company upon delivery by Third Party to carrier. Consultant will select the carrier, but by so doing, Consultant assumes no liability in connection with the shipment nor shall the carrier be construed to be the agent of Consultant. Company hereby grants Consultant a security interest in the products (goods) and proceeds thereof (accounts receivable).

At its expense, Company shall make available a suitable place of installation with all facilities in accordance with Third Party's site specifications, which specifications shall be provided to Company by Consultant.

2.  Acceptance

Company's acceptance of the Third Party's products sold to Company by Consultant shall occur (i) upon successful completion of the test procedures and/or programs established by Third Party as evidenced by an acceptance report signed by Consultant's and/or Third Party's representative for products installed by Consultant, or (ii) upon delivery, for products not installed by Consultant, unless Consultant is otherwise notified in writing within ten (10) days from the receipt of the products by Company that the products do not conform to the product specifications. Consultant's obligations for such non-conforming products shall be limited to repair or replacement at Consultant's option pursuant to the Warranty provisions hereof.

3.  Cancellation/reschedule charges

Company understands that Consultant will order the products set forth in the proposal attached hereto from Consultant's suppliers in reliance upon Company's promise to purchase these products under the provisions of this Agreement. In the event Company cancels any order or portion thereof, or requests a rescheduling and such request is accepted by Consultant, Company agrees to pay to Consultant any cancellation charges imposed upon Consultant by any of its suppliers resulting from Company's cancellation or rescheduling. Company may not cancel or reschedule any order or portion thereof after delivery.

4.  Product Specification Changes

Consultant reserves the right, without prior approval from or notice to Company, to make changes to the products (i) which do not affect physical or functional interchangeability or performance at a higher level of assembly or (ii) when required for purposes of safety or (iii) to meet product specifications.

5.  Third Party Software License

Company understands that the standard software provided by Consultant to Company is licensed to Company by Third Parties under the following terms. Such Third Party licensed software provided hereunder, including any subsequent improvements or updates, is furnished to Company under a license for use on a single CPU and many only be copied, in whole or in part (with the proper inclusion of Third Party's copyright notice on the software), for use on such CPU. Company shall not provide or otherwise make available the software or any part of copies thereof in any form to any third party, except as may be permitted in writing by Third Party. No title to or ownership of the software or any unmodified parts is hereby transferred to Company. Third Party and/or Consultant shall have the right to terminate Company's license if Company fails to comply with these license terms and conditions and Company agrees, upon notice of such termination, to immediately return or destroy the software and all portions and copies thereof.

6. Third Party Hardware Warranty

Third Party Hardware Products set forth in the attached Proposal, are warranted against defects in workmanship and material for a period as specified by each Third Party. If Consultant is to install any products but is prevented by causes beyond its control from doing so within thirty (30) days from the date of delivery, the warranty period will commence on the thirtieth (30th) day after delivery.

Consultant's sole responsibility under this warranty shall be to either repair or replace, at its option, any component which fails during the applicable warranty period because of a defect in workmanship and material, provided Company has promptly reported same to Consultant in writing. All replaced products or parts shall become Consultant's property. Services provided under the warranty will be performed during the period of 8:00 a.m. to 5:00 p.m., Monday to Friday, excluding locally observed Consultant holidays.

It is Company's responsibility to return, at its expense, the allegedly defective products to Consultant. Company must obtain shipping instructions from Consultant prior to returning any products under the warranty. Transportation charges for the return of the products to Company shall be paid by Consultant. If Consultant determines that the products are not defective within the terms of the warranty, Company shall pay Consultant all costs of handling, transportation and repairs at the then prevailing Consultant repair rates.

7.  Third Party Software Warranty

Third Party software set forth in the attached Proposal is warranted to conform to the Third Party's Software Product Description ("SPD") applicable at the time of order. Consultant's sole obligation hereunder shall be to remedy any non-conformance of the software to the SPD for any non-conformance reported to Consultant during the one (1) year period following delivery.

All of the above Hardware and Software warranties are contingent upon proper use of the product. These warranties will not apply (i) if adjustment, repair or parts replacements is required because of accident, unusual physical, electrical or electro-magnetic stress, neglect, misuse, failure of electric power, air conditioning, humidity control, transportation, failure of rotation media not furnished by Consultant, operation with media not meeting or not maintained in accordance with Third Party specifications or causes other than ordinary use, or
(ii) if the product has been modified by Company, or (iii) where Third Party serial numbers or warranty date decals have been removed or altered. In addition to the foregoing the on-site warranty will not apply (i) if prerequisite products as specified by Consultant are missing, or (ii) if the product has been installed by the Company, or (iii) if the product has been dismantled or reinstalled by Company without the supervision of or prior written approval of Consultant. Products may contain used parts which are equivalent to new in performance when used in the products.

8. Web Genie(tm) Updates & Customization

Any new features, refinements, or additions to the Web Genie(tm) software product that Consultant deems to improve or enhance the product shall be made available to Company at no additional charge. However, this in no way is intended to cover any customization request made by Company. Any Customization requested by Company would be quoted at our then standard hourly rates.

9. Escrow Account

In order to protect the Company's investment the Distributed Websites Corp. agrees to place the Web Genie(tm) Source Code in an Escrow Account. Should the Consultant become insolvent or go out of business for any reason the Source Code shall then be made available to the Company at no additional charge. Consultant agrees to keep Source Code in Escrow Account updated whenever changes or modifications are made.

GENERAL CLAUSES

1.  Independent Contractor

Company understands that Consultant is an independent contractor and is not an agent of its suppliers.

2.  Credit and payment terms

The following general terms and conditions apply to all amounts due from Company
to  Consultant,   as  specified  in  the  attached   proposal  and  Payment  and
Implementation Schedule.

a.   A completed credit application is required to consider payment terms.

b. All out of pocket expenses incurred on behalf of Company are due and payable immediately upon billing.

c. All purchases of Third Party equipment and software purchased on behalf of Company are payable as follows: 1/3 upon placement of order, 1/3 two week following placement of order 1/3 upon delivery to Company's site

d. A written commitment by a "Leasing Consultant" acceptable to Consultant can be used in lieu of the above.

e. All programming, training, and consulting services provided to Company are payable as defined in the attached Proposal and Payment Schedule. All payments are due in five days from date of invoice.

f. We reserve the right to withhold, documentation and other deliverables in the event of non payment. We also reserve the right to disable the software in the event of non payment.

g.   We will charge interest of 1.5% per month on all past due accounts.

3.  Non hiring of employees

If Company solicits for employment or hires any Consultant employee engaged in fulfilling the terms of this Agreement, Company shall forthwith pay to Consultant the full unpaid amount of the total dollar value of this Agreement, this Agreement shall terminate, all material including software delivered to Company (and all copies thereof) shall be returned forthwith to Consultant, all software licenses shall terminate, and the rights, obligations and liabilities of each party shall cease.

4. Severability

If any provision of this Agreement is determined to be unenforceable or invalid, the remaining provisions of this Agreement shall not be affected thereby and shall remain in full force and effect.

5.  Taxes

Prices are exclusive of all sales, use and like taxes. Any tax, Consultant may be required to collect or pay upon the sale, use of delivery of the products shall be paid by the Company and such sums shall be due and payable to Consultant upon delivery. Any personal property taxes levied after delivery shall be paid by Company. It shall be solely the Company's obligation, after payment to Consultant, to challenge the applicability of any tax by negotiation with, or action against, the taxing authority. Consultant agrees to refund any tax collected which is subsequently determined not to be proper and for which a refund has been paid to Consultant by the taxing authority.

6.  Assignment by Company

Company shall not assign this Agreement or any of Company's rights or obligations hereunder without the prior written approval of Consultant, and any attempt by Company to assign any rights or obligations without such approval shall be void.

7.  Force Majeure

Consultant shall not be liable for any damages, resulting from any delay in delivery or failure to give notice of delay which directly or indirectly results from the elements, acts of God, delays in transportation, delays in delivery by Consultant's vendors, or any other cause beyond the reasonable control of Consultant. The delivery schedule shall be extended by a period of time equal to the time lost because of any such delay.

8.  Limitation of Liability

In no event shall consultant be liable to company for (i) indirect, special, consequential or other similar damages, or (ii) any damages whatsoever resulting from loss of use, data or profits, arising out of or in connection with this contract or the use or performance of products furnished by consultant hereunder, whether in an action of contract or tort including negligence. consultant shall not be liable for any damages caused by delay in delivery, installation or the furnishing of products or services under this agreement. in no event shall consultant's liability, if any, exceed the amount paid to consultant by company under the provisions of this agreement, and in no event shall consultant be liable for any claim made by company after 2 years from the effective date of this agreement.

9.  Termination

Company may at its option cancel this Agreement at any time upon 30 days prior written notice to Consultant. Consultant shall have the right to terminate this Agreement if Company (i) assigns this Agreement or any of its rights hereunder (the word "assign" to include, without limiting the generality thereof, a transfer of a majority interest in Company), (ii) neglects or fails to perform or observe any of its existing or future obligations to Consultant under this Agreement, (iii) makes an assignment for the benefit of creditors, or a receiver, trustee in bankruptcy or similar officer is appointed to take charge of all or part of its property and/or (iv) is adjudged a bankrupt, and such condition(s) is not remedied within 30 days after written notice thereof has been given to Company.

In the event of cancellation and/or termination as set forth above, Company shall pay Consultant for the services rendered by Consultant's employees as of the effective date of cancellation and/or termination based on the then prevailing hourly billing rates for such Consultant employees. Company shall also reimburse Consultant for its out-of-pocket expenses, such as supplies and travel, as well as any cancellation charges imposed on Consultant by its vendors occasioned by the cancellation and/or termination of this Agreement. All material, including software, delivered to Company (and all copies thereof) shall be returned forthwith to Consultant. Any software licenses granted shall terminate, and the rights, obligations and liabilities of each party shall cease.

10. Governing Law

This Agreement shall be governed by the laws of the State of Tennessee, both as to interpretation and performance.

11.  Attorney's Fees

Should either party be required to file a legal action to enforce any provision of this Agreement, the prevailing party shall be paid its reasonable attorneys' fees and costs by the other party.

12.  Entire Agreement

The provisions of this Agreement supersede all prior agreements between the parties and no change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by a duly authorized representative of each party.

13.  Notices

Any notices required or permitted under this Agreement shall be in writing and delivered in person or sent by registered or certified mail, return receipt requested with proper postage prepaid, properly addressed. Notice shall be effective when mailed, or upon delivery if delivered in person.

The above proposal is valid until September 14, 1999.

I have read and understand the terms of the Standard Terms and Conditions, and I have received a copy of the same.

BY: ____________________________

for Trilogy

Printed Name: ____________________

Title: ___________________________

Date: _____/_____/______

                    6503-H Hixson Pike Chattanooga, TN 37343
                   Telephone: 423-842-1347, Fax: 423-843-0338
                          E-Mail: sales@genconsult.com
                          Web Page: www.genconsult.com